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                                                               Exhibit(d)(16)(A)

                            STOCK PURCHASE AGREEMENT

                            dated as of July 12, 2002

                                     between

                               CEMEX, S.A. de C.V.

                                       and

                          PAN ASIAN CEMENT INVESTORS LP

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                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of July 12, 2002 (the "Agreement"), between CEMEX, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("CEMEX"), and PAN ASIAN CEMENT INVESTORS LP, a limited partnership organized under the laws of the State of Delaware (the "Seller"). The Seller and CEMEX are herein sometimes referred to individually as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

          WHEREAS, the Seller beneficially owns 127,146 shares (the "Seller's Shares") of common stock of CEMEX Asia Holdings, Ltd. ("CAH");

          WHEREAS, this Agreement contemplates a transaction in which CEMEX will purchase from the Seller, and the Seller will sell to CEMEX, the Seller's Shares;

          WHEREAS, subject to the terms and conditions set forth herein, on or before each Subsequent Closing Date (as hereinafter defined), CEMEX will deliver or cause to be delivered to the Seller (or the Seller's designee) either (i) CEMEX Ordinary Participation Certificates ("CPOs"), each CPO representing two shares of series A common stock ("A Shares") and one share of series B common stock ("B Shares" and, together with the A Shares, the "CEMEX Common Stock") of CEMEX or (ii) cash sufficient to purchase the Number of CPOs (as hereinafter defined), as consideration for the Number of Shares (as hereinafter defined);

          WHEREAS, this Agreement sets forth the terms and conditions upon which the Seller will sell such Seller's Shares to CEMEX; and

          WHEREAS, subject to the terms and conditions set forth herein, CEMEX and the Seller have agreed to enter into (i) an Escrow Agreement by and among CEMEX, the Seller, and JPMorgan Chase Bank, as escrow agent (the "Escrow Agent"), to be dated on or prior to the Closing Date (as defined herein), substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"), and (ii) a Third Amended and Restated Shareholders Agreement, to be dated on or prior to the Closing Date, substantially in the form attached hereto as Exhibit B (the "Amended Shareholders Agreement" and, together with this Agreement and the Escrow Agreement, the "Transaction Documents"). Capitalized terms used but not

483745.01-New York S4A

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defined herein shall have the respective meanings given to them in the Amended
Shareholders Agreement.

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF SELLER'S SHARES
                      ------------------------------------

          1. Basic Transaction. (a) On and subject to the terms and conditions of this Agreement and the Escrow Agreement, on March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003 (or if any such day is not a business day in each of New York, Mexico and Singapore (a "Business Day"), then the first day thereafter that is a Business Day)(each a "Subsequent Closing Date"), CEMEX agrees to purchase from the Seller, and the Seller agrees to sell to CEMEX, the number of Seller's Shares set forth in the column corresponding to such Subsequent Closing Date opposite the Seller's name on Schedule A to the Escrow Agreement (such number of Seller's Shares to be sold on a Subsequent Closing Date being referred to herein as the "Number of Shares").

               (b) Notwithstanding anything to the contrary contained in the foregoing Article I(1)(a), at any time from and after Closing, upon prior written notice to the Seller and all other parties to the Escrow Agreement, CEMEX may designate any Business Day after the thirtieth day following such notice and prior to a Subsequent Closing Date as the "Early Subsequent Closing Date" for such Subsequent Closing Date. Following any such designation, such Early Subsequent Closing Date shall be deemed to be the Subsequent Closing Date for all purposes under the Transaction Documents, and references to such Subsequent Closing Date shall be deemed to be references to such Early Subsequent Closing Date.

               (c) If at any time or from time to time after the date hereof and prior to the final Subsequent Closing Date, CEMEX designates an Early Subsequent Closing Date in respect to the Seller's Shares, or in respect to the shares of CAH to be acquired by CEMEX in accordance with those separate Stock Purchase Agreements referred to in Article III(10), CEMEX shall contemporaneously designate the same Early Subsequent Closing Date for such other holders of CAH shares and the Seller, as applicable.

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          2.   Purchase Price. On or before each Subsequent Closing Date, CEMEX shall deliver or cause to be delivered to the Seller (or its designee), as consideration for the Number of Shares to be purchased by CEMEX on such Subsequent Closing Date, either (i) a number of CPOs (the "Number of CPOs") equal to the product obtained by multiplying such Number of Shares times U.S.$95.00 and dividing such product by U.S.$4.998, or (ii) an amount (the "Acquisition Amount") of cash in immediately available United States Dollars equal to the sum of (A) the purchase price of the Number of CPOs, plus (B) all transaction costs, including brokerage fees and commissions, currency exchange costs and other fees and expenses reasonably estimated to be incurred in connection with the acquisition and deposit of such Number of CPOs to the Seller's Depositary Account (as defined in the Escrow Agreement); provided, however, that should CEMEX elect to deliver the Acquisition Amount, then CEMEX shall, in accordance with Section 5(b)(iv) of the Escrow Agreement, (x) deliver such cash to the Escrow Agent sufficiently in advance of the relevant Subsequent Closing Date to permit the Escrow Agent to arrange for the purchase of the Number of CPOs with such funds, and to have such CPOs available for delivery to the Seller (or its nominee) on such Subsequent Closing Date, and (y) give written instructions to the Escrow Agent regarding the procedures for such purchase; and further provided, however, that CEMEX's obligation to deposit the Number of CPOs on any Subsequent Closing Date to the Seller's Depositary Account (as defined in the Escrow Agreement) shall not be satisfied until such Number of CPOs is so deposited. The Number of CPOs to be delivered on a Subsequent Closing Date pursuant to the preceding sentence shall be adjusted from time to time as set forth in Article I(5) below.

          3. Closing. Subject to the conditions set forth in Article V below, the closing to occur on the Closing Date contemplated by this Agreement (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, at 10:00 am, local time, on July 12, 2002 or at such other time and place, no later than the thirtieth day following such date, as shall be agreed by the Parties (such date being referred to herein as the "Closing Date").

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          4.   Deliveries at the Closing.

               (a) At the Closing, subject to the terms and conditions set forth herein, the Seller will deliver:

                    (i) to CEMEX, (A) a counterpart to the Escrow Agreement and the Amended Shareholders Agreement, each duly executed by the Seller, and (B) the officer's certificate contemplated by Article V(1)(e);

                    (ii) to the Escrow Agent, (A) a counterpart to the Escrow Agreement, duly executed by the Seller, and (B) the documents and instruments comprising the Deposit (as defined in the Escrow Agreement);

                    (iii) a release substantially in the form attached hereto as Exhibit C (the "Release"), duly executed by the Seller; and

                    (iv) all other previously undelivered documents required by the Transaction Documents to be delivered by the Seller at or prior to the Closing Date.

               (b) At the Closing, subject to the terms and conditions set forth herein, CEMEX will deliver to the Seller:

                    (i) counterparts to the Escrow Agreement and the Amended Shareholders Agreement, each duly executed by all of the parties thereto on their own behalf;

                    (ii) the officer's certificate contemplated by Article V(2)(g);

                    (iii) a counterpart to the Release delivered by the Seller pursuant to Section 4(a)(iii), duly executed by CAH;

                    (iv) a true and complete copy of the Amended and Restated Charter of CAH (substantially in the form of Exhibit D attached hereto) (the "Amended and Restated Charter"), as will be lodged by CAH within 14 days from the Closing Date in the Office of the Registrar of Companies and Business, Singapore (the "Registrar"), conforming CAH's Charter to the Amended Shareholders Agreement; and

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                    (v)   all other previously undelivered documents required by
     the Transaction Documents to be delivered by CEMEX at or prior to the Closing Date.

          5. Adjustments to the Number of CPOs. The Number of CPOs to be delivered on any Subsequent Closing Date shall be adjusted from time to time as set forth in this Article I(5); provided, however, that no adjustment shall be made for any dividend or other distribution paid to or for the benefit of the Seller pursuant to Article IV(5) below.

               (a) In case CEMEX shall pay or make a dividend or other distribution on all or any portion of the CEMEX Common Stock exclusively in CEMEX Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of CEMEX which dividend or distribution includes CEMEX Common Stock, the Number of CPOs as of the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Number of CPOs by a fraction of which the denominator shall be the number of shares of all CEMEX Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of such number of shares and the total number of shares of CEMEX Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

               (b) In case CEMEX shall pay or make a dividend or other distribution on all or any portion of the CEMEX Common Stock consisting of, or shall otherwise issue to holders of all or any portion of the CEMEX Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of any class of CEMEX Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (g) of this Article I(5)) of such class on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options (each such class, an "affected class"), the Number of CPOs in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such number by a fraction of which the denominator shall be the number of shares of all CEMEX Common Stock outstanding at the close of business on the date fixed for such determination plus, for each affected class, the number of shares of such class which the aggregate of the offering price of the total number of shares of such class so offered for subscription or purchase would purchase at such current market price and the numerator shall be the number of shares of all CEMEX Common Stock outstand-

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ing at the close of business on the date fixed for such determination plus, for each affected class, the number of shares of such class so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

               (c) In case all or any portion of the outstanding CEMEX Common Stock shall be subdivided into a greater number of shares of CEMEX Common Stock, the Number of CPOs in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased (based on the change in the total number of shares of all CEMEX Common Stock, without regard to classes), and, conversely, in case all or any portion of the outstanding CEMEX Common Stock shall be combined into a smaller number of shares of CEMEX Common Stock, the Number of CPOs in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced (based on the change in the total number of shares of all CEMEX Common Stock, without regard to classes), such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (d) Subject to the last sentence of this paragraph (d), in case CEMEX shall, by dividend or otherwise, distribute to holders of all or any portion of the CEMEX Common Stock evidences of CEMEX's indebtedness, shares of any class of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in paragraph (b) of this Article I(5), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (a) of this Article I(5)), the Number of CPOs shall be increased so that the same shall equal the number determined by multiplying the Number of CPOs in effect immediately prior to the effectiveness of the increase in the Number of CPOs contemplated by this paragraph (d) by a fraction of which the denominator shall be the current market capitalization (determined as provided in paragraph (g) of this Article I(5)) of the CEMEX Common Stock on the date fixed for such distribution less the fair market value (as determined in good faith by the board of directors of CEMEX, whose determination shall be conclusive and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the closing prices in such market over the period specified in the succeeding sentence), on the date of such effectiveness, of the evidences of indebtedness, shares of capital stock, securities, cash and other property so distributed and the numerator shall be such current market capitalization, such increase to become effective immediately prior to the opening of

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business on the day following the date fixed for the payment of such distribution (such date being referred to as the "Reference Date"). If the board of directors of CEMEX determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market capitalization pursuant to paragraph (g) of this Article I(5). For purposes of this paragraph (d), any dividend or distribution that includes shares of CEMEX Common Stock or rights, warrants or options to subscribe for or purchase shares of CEMEX Common Stock shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, cash, shares of capital stock, other securities or other property other than such shares of CEMEX Common Stock or such rights, warrants or options (making any increase in the Number of CPOs required by this paragraph (d)) immediately followed by (B) a dividend or distribution of such shares of CEMEX Common Stock or such rights, warrants or options (making any further increase in the Number of CPOs required by paragraph (a) or (b) of this Article I(5), except (A) the Reference Date of such dividend or distribution as defined in this paragraph (d) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such rights, warrants or options" and "the date fixed for such determination" within the meaning of paragraphs (a) and (b) of this Article I(5) and (B) any shares of CEMEX Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this
Article I(5)).

               (e) In case CEMEX shall, by dividend or otherwise, make a distribution to holders of all or any portion of the CEMEX Common Stock exclusively in cash in an aggregate amount that, together with (A) the aggregate amount of any other distributions to holders of all or any portion of the CEMEX Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment in the Number of CPOs pursuant to this paragraph (e) has been made and (B) the aggregate of any cash plus the fair market value (as determined in good faith by the board of directors of CEMEX, whose determination shall be conclusive), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by CEMEX or a subsidiary of CEMEX for all or any portion of the CEMEX Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment in the Number of CPOs pursuant to paragraph (f) of this
Article I(5) has been made, exceeds 12.5% of the current market capitalization of the CEMEX Common Stock (determined as provided in paragraph (g) of this Article I(5)) on the date fixed for the determination

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of stockholders entitled to receive such distribution, the Number of CPOs shall be increased so that the same shall equal the number determined by multiplying the Number of CPOs in effect immediately prior to the effectiveness of the number increase contemplated by this paragraph (e) by a fraction of which the denominator shall be the current market capitalization of the CEMEX Common Stock (determined as provided in paragraph (g) of this Article I(5)) on the date fixed for such distribution less the amount of cash distributed in such distribution and the numerator shall be such current market capitalization, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

               (f) In case a tender or exchange offer made by CEMEX or any subsidiary of CEMEX for all or any portion of the CEMEX Common Stock shall expire and such tender or exchange offer shall involve an aggregate consideration having a fair market value (as determined in good faith by the board of directors of CEMEX, whose determination shall be conclusive) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (A) the aggregate of the cash plus the fair market value (as determined in good faith by the board of directors of CEMEX, whose determination shall be conclusive), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by CEMEX or a subsidiary of CEMEX for all or any portion of the CEMEX Common Stock concluded within the 12 months preceding the Expiration Time and in respect of which no adjustment to the Number of CPOs pursuant to this paragraph (f) has been made and (B) the aggregate amount of any distributions to all holders of the CEMEX Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no adjustment to the Number of CPOs pursuant to paragraph (e) of this Article I(5) has been made, exceeds 12.5% of the current market capitalization of the CEMEX Common Stock (determined as provided in paragraph (g) of this Article I(5)) at the Expiration Time (calculated by treating as outstanding any shares tendered for sale or exchange), the Number of CPOs shall be increased so that the same shall equal the number determined by multiplying the Number of CPOs in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be (i) the current market capitalization of the CEMEX Common Stock (determined as provided in paragraph (g) of this Article I(5)) at the Expiration Time (calculated by treating as outstanding any shares tendered for sale or exchange) minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders pursuant to such tender or exchange offer based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly

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tendered for sale or exchange and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the numerator shall be such current market capitalization at the Expiration Time (calculated by reducing the relevant number of outstanding shares by the number of Purchased Shares), such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

               (g) For the purpose of any computation under this paragraph and paragraphs (b), (d) and (e) of this Article I(5), the current market price per share of any class of CEMEX Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined herein) for such class for the five consecutive Trading Days (as defined herein) selected by CEMEX commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Number of CPOs pursuant to paragraph (a), (b), (c), (d), (e) or (f) above ("Other Event") occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for such class for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal fraction by which the Number of CPOs is so required to be adjusted as a result of such Other Event, (B) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for such class for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Number of CPOs is so required to be adjusted as a result of such Other Event, (C) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (A) and (B) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (D) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (B) of this proviso, the Closing Price for such class for each Trading Day on or after such "ex" date shall be adjusted by adding thereto an amount calculated by dividing (1) the amount of any cash plus the fair market value on the date in question (as determined in good faith by the board of directors of CEMEX (in a manner consistent with any determination of such value for purposes of paragraph (d) or
(e) of this Article I(5)), whose determination shall be conclusive) of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities or other property being distributed by (2) the number of all shares of CEMEX Common Stock

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outstanding as of the close of business on the day before such "ex" date. For the purpose of any computation under paragraph (f) of this Article I(5), the current market price per share of any class of CEMEX Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by CEMEX commencing on or after the latest (the "Commencement Date") of (A) the date 20 Trading Days before the date in question, (B) the date of commencement of the tender or exchange offer requiring such computation and (C) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (which shall occur on a day no earlier than the last of the 5 consecutive trading days beginning on the Commencement Date); provided, however, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the Closing Price for such class for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal fraction by which the Number of CPOs is so required to be adjusted as a result of such other event. For the purpose of any computation under paragraph (d), (e) or (f) of this Article I(5), the current market capitalization of the CEMEX Common Stock on any day shall be deemed to be the sum of the market values for each class of CEMEX Common Stock on such day. For each such class, the market value on any day shall be deemed to equal the current market price per share for such class on such day, multiplied by the number of shares of such class outstanding on such day; provided that, in determining such number of outstanding shares on such day, no effect shall be given to any change in the number of such shares outstanding attributable to any event for which an adjustment was made to any Closing Price used to determine such current market price pursuant to clause (B) or (D) of the proviso to the second preceding sentence and provided, further, that the same 5 Trading Days shall be used to calculate the current market price for each class of CEMEX Common Stock. Similarly, in determining the number of shares of all CEMEX Common Stock outstanding on the relevant date for the purpose of calculating any adjustment in the Number of CPOs pursuant to paragraph (b) of this Article I(5), no effect shall be given to any change in the number of such shares outstanding attributable to any event for which adjustment was made pursuant to such clause
(B) or (D) to any Closing Price used to determine the current market price of an affected class for the purpose of calculating such adjustment. For purposes of this paragraph, the term "ex" date, (A) when used with respect to any issuance or distribution, means, with respect to any class of CEMEX Common Stock, the first date on which such class trades regular way on the relevant

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exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (B) when used with respect to any subdivision or combination of shares of CEMEX Common Stock, means the first date on which such class trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (C) when used with respect to any tender or exchange offer means the first date on which such class trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

          "Closing Price" means (i) in respect of any class of Common Stock, for any Trading Day, the last reported sale price, regular way, of such Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices, regular way, of such Common Stock on the Mexican Stock Exchange (the Bolsa Mexicana de Valores, S.A. de C.V.) or, if such Common Stock is not listed or admitted for trading on such exchange, the average of the reported closing bid and asked prices of such Common Stock as furnished by any three leading Mexican Stock Exchange member firms selected from time to time by CEMEX for that purpose and (ii) in respect of any class of CPOs representing Common Stock for any Trading Day, the last reported sale price, regular way, of or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices, regular way, for such CPOs, on the Mexican Stock Exchange or, if such CPOs are not listed or admitted for trading on such exchange, the average of the reported closing bid and asked prices of such CPOs as furnished by any three leading Mexican Stock Exchange member firms selected from time to time by CEMEX for that purpose.

          "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Mexican Stock Exchange is not open for trading.

               (h)  (i)   In case CEMEX shall issue or sell any shares of any
class of CEMEX Common Stock without consideration or at a price per share less than 90% of the current market price per share (determined as provided in paragraph (g) of this Article I(5)) of such class on the date of such issuance or sale, the Number of CPOs in effect at the opening of business on the day following the date of such issuance or sale shall be increased by:

                    (A) multiplying the Number of CPOs in effect at the close of business on the day immediately preceding the date of such issuance or sale by

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                    (B)  a fraction, of which

                         (1) the numerator shall be the number of shares of CEMEX Common Stock outstanding at the close of business on the date immediately preceding such issuance or sale, plus the number of shares of CEMEX Common Stock so issued or sold, and

                         (2) the denominator shall be the number of shares of CEMEX Common Stock outstanding at the close of business on the date immediately preceding such issuance or sale, plus the number of shares of CEMEX Common Stock which the aggregate consideration, if any, received (or to be received) by CEMEX for the total number of such additional shares of CEMEX Common Stock so issued or sold would purchase at such current market price per share.

                    (ii) For the purposes of this Article I(5)(h), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of any class of CEMEX Common Stock and the issuance of any securities convertible into or exchangeable for shares of any class of CEMEX Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such shares of such class of CEMEX Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by CEMEX for such CEMEX Common Stock shall be less than 90% of the current market price per share (determined as provided in paragraph (g) of this Article I(5)) of such class on the date of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises.

483745.01-New York S4A

                    (iii) No adjustment to the Number of CPOs shall be made under this Article I(5)(h) upon the sale or issuance (or deemed issuance) of any shares of CEMEX Common Stock pursuant to:

                    (A) the exercise of any warrants, options, subscriptions, or purchase rights or the exercise of any conversion or exchange rights in any convertible securities, in each case, outstanding as of the close of business on the date hereof;

                    (B) any employee stock option, purchase or incentive plan, whether or not existing on the date hereof;

                    (C) any of the events referred to in paragraphs (a), (b),
                    (c), (d), (e) and (f) of this Article I(5);

                    (D) anti-dilution provisions contained in any of the securities referred to in the preceding clauses (A), (B) and
                    (C) hereof; or

                    (E) if any adjustment shall previously have been made, or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

                    (iv) If the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights, or convertible securities is decreased from time to time, then, upon the effectiveness of each decrease, the Number of CPOs shall be adjusted to such Number of CPOs as would have obtained (A) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration Per Share of such securities, and (B) had adjustments made to the Number of CPOs since the date of issuance of such securities been made to the Number of CPOs as adjusted pursuant to clause (A) above. Any adjustment of the Number of CPOs with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or

483745.01-New York S4A                 13
     convertible securities with respect to shares of CEMEX Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Number of CPOs effective immediately upon such cancellation or expiration shall be the same as the Number of CPOs in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Number of CPOs had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

                    (v) "Net Consideration Per Share" shall mean the total amount of consideration, if any, received by CEMEX as of the date of issuance in respect to the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to CEMEX upon exercise or conversion thereof, divided by the aggregate number of shares of CEMEX Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted, without giving effect to any possible future upward price adjustments or rate adjustments.

                    (vi) If part or all of the consideration received by CEMEX in respect to the issuance of CEMEX Common Stock or of any of the securities described in this Article I(5)(h) consists of property other than cash, such consideration shall be deemed to have a fair market value reasonably determined in good faith by the board of directors of CEMEX.

               (i) No adjustment in the Number of CPOs shall be required unless such adjustment would require an increase or decrease of at least 1% in the Number of CPOs; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               (j) In addition to the adjustments in the Number of CPOs required by paragraphs (a), (b), (c), (d), (e), (f) and (h) of this Article I(5), CEMEX may from time to time in its discretion make such increases in the Number of CPOs as it considers to be advisable in order to avoid or diminish any Mexican income tax to any holders of shares of CEMEX Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for

483745.01-New York S4A                 14
stock or from any event treated as such for income tax purposes or for any other reasons.

               (k) For purposes of calculating the number of shares of CEMEX Common Stock at any time outstanding or the number of shares of CEMEX Common Stock acquired in any tender or exchange offer, the number of shares of CEMEX held in its treasury shall not be included.

               (l) CEMEX shall ensure that the time for determining the stockholders entitled to receive any dividend, issuance or other distribution in respect of any CEMEX Common Stock, the time of effectiveness of any subdivision or combination of any CEMEX Common Stock and the expiration time of any tender or exchange offer made by CEMEX or any subsidiary of CEMEX for any CEMEX Common Stock shall be at or after the close of business on the date fixed for determining such stockholders, or on the date of such effectiveness or expiration, as the case may be, so that (whether or not any adjustment to the Number of CPOs is required pursuant to this Article I(5)) any Subsequent Closing Date occurring on such date shall be deemed to have occurred prior to such relevant time on such date.

               (m) Whenever the Number of CPOs is adjusted as herein provided, CEMEX shall promptly deliver to the Seller a notice setting forth the adjusted Number of CPOs and showing in reasonable detail the facts upon which such adjustment is based.

               (n) In the event that CEMEX shall be a party to any transaction (including any (i) recapitalization or reclassification of all or any portion of the CEMEX Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of all or any portion of the CEMEX Common Stock), (ii) consolidation of CEMEX with, or merger of CEMEX into, any other person, or any merger of another person into CEMEX (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of any outstanding CEMEX Common Stock), (iii) conveyance, transfer, sale or lease of all or substantially all of the assets of CEMEX, or (iv) compulsory share exchange) pursuant to which the CPOs are converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction providing that the Seller shall have the right thereafter, to purchase the kind and amount of securities, cash and other property receivable upon such consolidation,

483745.01-New York S4A                 15
merger, reclassification, conveyance, transfer or sale by a holder of the Number of CPOs which the Seller was entitled to purchase immediately prior to such consolidation, merger, reclassification, conveyance, transfer or sale (the "Transaction Consideration"), assuming the Seller is not a Person with which CEMEX consolidated or into which CEMEX merged or which merged into CEMEX, or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and failed to exercise his right of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, reclassification, conveyance, transfer or sale (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each CPO in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Article I(5) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

          CEMEX or the person formed by such consolidation or resulting from such merger or which acquired such assets or CEMEX's shares, as the case may be, shall execute and deliver to the Seller a notice setting forth the Seller's rights as provided above. Such notice shall provide for adjustments which, for events subsequent to the effective date of such notice, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article I(5). The above provisions of this Article I(5) shall similarly apply to successive transactions of the foregoing type.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         The Seller hereby represents and warrants to CEMEX as follows:

          1. Corporate Organization. The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and is qualified or licensed to do business as a foreign limited partnership in every jurisdiction in which it is required to so qualify and in which the failure to so qualify would have a material adverse effect on the business, results of operations or financial condition (a "Material Adverse Effect") of the Seller and its subsidiaries taken as a whole.

483745.01-New York S4A                 16

          2. Authorization. The Seller has all necessary power and authority to enter into the Transaction Documents and to carry out the transactions on its part contemplated thereby. The Seller has taken all actions required by law, its charter documents or otherwise to be taken by it to authorize the execution and delivery of the Transaction Documents and the consummation of the transactions on its part contemplated thereby. Each of the Transaction Documents and any other instrument to be executed and delivered by the Seller at the Closing or on any Subsequent Closing Date is, or will be when executed and delivered, the valid and binding agreement of the Seller enforceable against it in accordance with its terms, except to the extent that (i) such validity, binding effect or enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief sought may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3. No Violation. Neither the execution and delivery of the Transaction Documents by the Seller nor the consummation by the Seller of the transactions contemplated thereby, including, without limitation, any short sales and hedging transactions to be effected by the Seller, will (i) violate any provision of the organizational documents of the Seller, or (ii) violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or permit a third party to terminate the rights of the Seller under, or accelerate the performance required by, or create or accelerate any rights to repurchase, rights of first offer or rights of first refusal under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property of the Seller under any agreement or commitment to which it is a party, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, except in the case of each of clauses (i), (ii) and (iii) where such violations, conflicts, defaults, terminations or accelerations individually or in the aggregate would not (x) have a Material Adverse Effect on the Seller and its subsidiaries taken as a whole or (y) adversely affect the Seller's ability to perform its obligations hereunder.

          4. Ownership of Seller's Shares. The Seller is the record and beneficial owner of all of the Seller's Shares, except to the extent a portion of the Seller's Shares (i) is held by the Trustee under the Investor Trust Agreement or (ii) has been transferred pursuant to the terms hereof. On the Closing Date, the Seller

483745.01-New York S4A                 17
will own the Seller's Shares free and clear of all liens and encumbrances that would prohibit the sale thereof. On each of the Subsequent Closing Dates, CEMEX (or its nominee or designee) will acquire good and marketable title to the Number of Shares purchased by it on such date free and clear of all liens and encumbrances.

          5. Securities Law Matters. The Seller has conducted its offer and sale of the Seller's Shares in such a manner that it is not required to register the offering and sale of such Seller's Shares with any securities regulatory authority in Singapore, the United States of America or Mexico.

          6. No Registration. The Seller understands and acknowledges (a) that it must bear the economic risk of its investment in the CPOs and the underlying A Shares and B Shares (collectively, the "Securities"); (b) that the Securities have not been registered under the securities laws of any jurisdiction other than Mexico and are being offered and sold in reliance upon exemptions provided in applicable securities laws (other than those of Mexico) for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under applicable securities laws (other than those of Mexico, as such Mexican registration will be in effect at the time of delivery of Securities to the Seller) or unless an exemption from such registration is available; (c) no regulatory authority has made any finding or determination as to the fairness for investment of the Securities and no regulatory authority has recommended or endorsed or will recommend or endorse any such offer or sale; (d) that it is acquiring the Securities for its own account and not with any view toward a distribution thereof in violation of any applicable securities laws; (e) that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Securities which it hereby acquires or any part thereof other than pursuant to the Seller's limited partnership agreement and in compliance with all applicable securities laws, and it has no present plans to enter into any such contract, undertaking, agreement or arrangement other than in compliance with all applicable securities laws; (f) that CEMEX does not have any obligation or intention to register the Securities for sale under any securities laws other than under those of Mexico; (g) that, other than as set forth in Article III(4), the Seller has no right to require the registration of the Securities under applicable securities laws and regulations; and (h) the Securities may not be deposited into any unrestricted depositary receipt facility established or maintained by a depositary bank.

          7. Status of the Seller. The Seller represents and warrants that either (i) at the time the offer of CPOs was made, at the time of the Closing and on each Subsequent Closing Date, it was and will be outside the United States and, at

483745.01-New York S4A                 18
each such time, it was not and will not be a U.S. person (and was not and will not be purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended, or
(ii) it is an "accredited investor" within the meaning of Rule 501(a) under the U.S. Securities Act of 1933, as amended.

          8. Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the sale of the Seller's Shares to CEMEX as contemplated by this Agreement.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF CEMEX
                     ---------------------------------------

          CEMEX hereby represents and warrants to the Seller as follows:

          1. Corporate Organization. CEMEX is a corporation duly organized, validly existing and in good standing under the laws of Mexico and has all necessary power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and is qualified or licensed to do business as a foreign corporation in every jurisdiction in which it is required to so qualify and in which the failure to so qualify would have a Material Adverse Effect on the business, results of operations or financial condition of CEMEX and its subsidiaries taken as a whole.

          2. Authorization. CEMEX has all necessary power and authority to enter into the Transaction Documents and to carry out the transactions on its part contemplated thereby. CEMEX has taken all actions required by law, its charter documents or otherwise to be taken by it to authorize the execution and delivery of the Transaction Documents and the consummation of the transactions on its part contemplated thereby. Each of the Transaction Documents and any other instrument to be executed and delivered by CEMEX at the Closing or on any Subsequent Closing Date is, or will be when executed and delivered, the valid and binding agreement of CEMEX enforceable against it in accordance with its terms, except to the extent that (i) such validity, binding effect or enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief sought may be subject

483745.01-New York S4A                 19
to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3. No Violation. Neither the execution and delivery of the Transaction Documents by CEMEX nor the consummation by CEMEX of the transactions contemplated hereby, including, should CEMEX so elect, the delivery to the Escrow Agent of the Acquisition Amount and the acquisition and deposit to the Seller's Depositary Account of the Number of CPOs, will (i) violate any provision of its charter documents, or (ii) violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or permit a third party to terminate its rights under, or accelerate the performance required by, or create or accelerate any rights to repurchase, rights of first offer or rights of first refusal under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property of CEMEX under, any agreement or commitment to which CEMEX is a party, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, except in the case of each of clauses (i),
(ii) and (iii) where such violations, conflicts, defaults, terminations or accelerations individually or in the aggregate would not (x) have a Material Adverse Effect on CEMEX and its subsidiaries taken as a whole or (y) adversely affect CEMEX's ability to perform its obligations hereunder.

          4. CPOs. Any CPOs and any underlying A Shares and B Shares to be delivered for the account of the Seller on a Subsequent Closing Date will, on such Subsequent Closing Date and subject to the terms and conditions set forth herein, be:

               (a) duly authorized and validly issued and fully paid and nonassessable;

               (b) with respect to such CPOs deposited to the Seller's Depositary Account, free and clear of all liens and encumbrances;

               (c) registered with the Securities Section (the "Securities Section") of the National Registry of Securities maintained by the National Banking and Securities Commission of Mexico; and

               (d) listed for trading on the Mexican Stock Exchange and not subject to restrictions on transfer imposed by Mexico.

483745.01-New York S4A                 20

CEMEX will maintain such registration with the Securities Section and listing for trading on the Mexican Stock Exchange in full force and effect until the first to occur of (i) the Seller's sale of all Securities to be acquired by it hereunder, or (ii) the second anniversary of the final Subsequent Closing Date hereunder.

          5. Securities Law Matters. CEMEX has conducted the offering and sale of the CPOs to the Seller in such a manner that it is not required to register the offering and sale of such CPOs with any securities regulatory authority in Singapore, the United States of America or Mexico, except, with respect to Mexico, for such registrations that have been or will be obtained prior to the delivery of any such CPOs.

          6. No Registration. CEMEX understands and acknowledges (a) that it must bear the economic risk of its investment in the Seller's Shares; (b) that the Seller's Shares have not been registered under the securities laws of any jurisdiction and are being offered and sold in reliance upon exemptions provided in applicable securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under applicable securities laws or unless an exemption from such registration is available; (c) no regulatory authority has made any finding or determination as to the fairness for investment of the Seller's Shares and no regulatory authority has recommended or endorsed or will recommend or endorse any such offer or sale; (d) that it is acquiring the Seller's Shares for investment purposes only for its own account and not with any view toward a distribution thereof; (e) that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Seller's Shares which it hereby acquires or any part thereof (excluding the Transaction Documents), and it has no present plans to enter into any such contract, undertaking, agreement or arrangement (excluding the Transaction Documents); (f) that the Seller does not have any obligation or intention to register the Seller's Shares for sale under any securities laws;
(g) that CEMEX has no right to require the registration of the Seller's Shares under applicable securities laws and regulations; and (h) the Seller's Shares may not be deposited into any unrestricted depositary receipt facility established or maintained by a depositary bank.

          7. Status of CEMEX. CEMEX represents and warrants that either (i) at the time the offer of the Seller's Shares was made, at the time of the Closing and on each Subsequent Closing Date, it was and will be outside the United States and, at each such time, it was not and will not be a U.S. person (and was not and will not be purchasing for the account or benefit of a U.S. person) within the

483745.01-New York S4A                 21
meaning of Regulation S under the U.S. Securities Act of 1933, as amended, or
(ii) it is an "accredited investor" within the meaning of Rule 501(a) under the U.S. Securities Act of 1933, as amended.

          8. Brokers' Fees. CEMEX has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the sale of the Number of CPOs to the Seller as contemplated by this Agreement

          9.   Financial Statements and Disclosures.

               (a) The consolidated historical financial statements of CEMEX and its consolidated subsidiaries, and the related notes thereto, included in CEMEX's Annual Report on Form 20-F for the fiscal year ended December 31, 2001 (the "2001 Form 20-F"), as filed by CEMEX with the U.S. Securities and Exchange Commission (the "SEC"), present fairly in all material respects the consolidated financial position of CEMEX and its consolidated subsidiaries taken together as a whole as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with Mexican generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

               (b) As of the date of this Agreement, (i) there has been no change in the consolidated assets, liabilities or financial condition of CEMEX from that reflected in the 2001 Form 20-F, except for changes in the ordinary course of business none of which have, singly or in the aggregate, had a Material Adverse Effect on CEMEX and its subsidiaries taken as a whole, (ii) other than general economic or political conditions, since the filing of the 2001 Form 20-F, there has been no event causing a Material Adverse Effect as to CEMEX and its subsidiaries taken as a whole, nor any development that could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect as to CEMEX and its subsidiaries taken as a whole, and (iii) the aggregate number of shares of CEMEX Common Stock issued or issuable pursuant to the exercise of all warrants, options, subscriptions, purchase rights or conversion or exchange rights in any convertible securities does not materially exceed the aggregate number of such shares issued or so issuable as reflected in the consolidated financial statements of CEMEX included in the 2001 Form 20-F, except, in the case of clauses (i), (ii) and (iii), as disclosed to the Seller in writing or otherwise publicly disclosed by CEMEX.

483745.01-New York S4A                 22

               (c) The 2001 Form 20-F did not, at the time of its filing with the SEC, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the 2001 Form 20-F was so filed, not misleading.

          10. Contemporaneous Agreements. Contemporaneously with entering into this Agreement, CEMEX is entering into separate Stock Purchase Agreements substantively identical to this Agreement (other than in respect to Article IV(7) and (11) hereof) with each of AIG Asian Infrastructure Fund II LP, IONA Investment Pte. Ltd., and GIMV N.V., who together with the Seller and Orchid Asia II, L.P. constitute, as of the date hereof, all of the stockholders of CAH that have elected to sell all or any portion of their shares of common stock of CAH to CEMEX.

          11. No Liquidation of CAH. Until the later of January 2, 2004 or the date that no further Seller's Shares remain subject to this agreement, CEMEX shall not effect or permit any liquidation, merger, consolidation or other organic change in the organization of CAH.

                                   ARTICLE IV

                                    COVENANTS
                                    ---------

          The Parties agree as follows, subject to the terms and condition set forth herein:

          1. General. Each of the Parties will use its reasonable efforts to take all actions and to do all things necessary to consummate and make effective the transactions contemplated by the Transaction Documents.

          2. Notices and Consents. Each Party will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies that are required for the consummation of the transactions contemplated hereby.

          3. Short Sales and Hedging. The Seller agrees (i) not to sell any CPOs to be received hereunder until received, and (ii) not to engage in short sales, hedges or other derivative transactions (collectively, "Hedge") with respect to CPOs prior to their receipt; provided, however, that the Seller may, in accordance with all

483745.01-New York S4A                 23
applicable securities laws, Hedge a portion of the CPOs which it will acquire hereunder, as follows:

                                             % of CPOs Remaining
                                               to Be Acquired
                                               Hereunder That
              Period                           May Be Hedged
---------------------------------            -------------------
January 1, 2002 - March 31, 2002                              10%
  April 1, 2002 - June 30, 2002                               20%
July 1, 2002 - September 30, 2002                             30%
 October 1, 2002 and thereafter                               40%

; provided, further, that any such Hedging activities must be conducted in such a manner as to not require registration under the securities laws of any jurisdiction (including, without limitation, the United States of America). It being understood that the Seller may not Hedge more than 40% of the CPOs remaining to be acquired by it hereunder at any time (which limitation is exclusive of any CPOs the Seller may have already acquired hereunder).

          4. Dividends on Seller's Shares. All dividends on the Seller's Shares will be paid by the Seller to CEMEX upon receipt by the Seller. Seller hereby instructs the paying agent for CAH to pay any such dividends directly to CEMEX at:

          Bank: Citibank International, Plc.
          Branch: Madrid, Spain
          Swift: CITIESMX
          Company: Cemex Manila Investments B.V.
          Account: 0008668019

Notwithstanding the foregoing, the Seller may retain such portion of any dividend on the Seller's Shares to the extent required to discharge any tax or withholding expense borne by the Seller and arising from such dividend.

          5. Dividends on CPOs. To the extent that CEMEX makes a dividend or other distribution in CEMEX Common Stock on the CPOs to be received by the Seller hereunder, such that the aggregate value (as determined in good faith by the board of directors of CEMEX (in a manner consistent with any determination of

483745.01-New York S4A                 24
such value for purposes of Article I(5)) of all dividends or other distributions made exclusively in CEMEX Common Stock on such CPOs within the 12 months preceding the date of payment of such dividend or distribution (and including the value of such distribution), and in respect of which no adjustment in the Number of CPOs pursuant to Article I(5) has been made, exceeds 5% of the aggregate weighted average price of such CPOs on the Mexican Stock Exchange on the date such dividend or distribution is declared, then the amount of CEMEX Common Stock by which such dividends or distributions exceed 5% shall be for the benefit of the Seller.

          6. Escrow of Seller's Shares. The Seller and CEMEX will execute and deliver the Escrow Agreement at Closing.

          7. Amended Shareholders Agreement and Charter. CEMEX and the Seller each will (and to the extent required, CEMEX will cause Cemex Manila Investments B.V. and CEMEX's other Affiliates that own shares of CAH to) (i) approve and execute the Amended Shareholders Agreement, and (ii) approve the Amended and Restated Charter. CEMEX will cause CAH to lodge the Amended and Restated Charter with the Registrar prior to the first Subsequent Closing Date.

          8. Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations, warranties, covenants or agreements contained herein or in the Escrow Agreement.

          9. General. After the Closing, each of the Parties shall, from time to time, at the request of the other Party and without further cost or expense to the Party making the request, execute and deliver (and, if appropriate, file) or cause to be executed and delivered (and, if appropriate, filed) such other instruments of conveyance and transfer and other documents reasonably required to carry out the intent of the Transaction Documents as any other Party may reasonably request and continue to use reasonable efforts to obtain any consents, approvals, authorizations and waivers necessary in order to more effectively consummate the transactions contemplated herein and therein.

          10. Confidentiality. The Seller will treat and hold as such all Confidential Information (as defined below), refrain from using any Confidential Information except in connection with this Agreement, and deliver promptly to CEMEX or destroy, at the request and option of CEMEX, all tangible embodiments (and all copies) of Confidential Information that are in its possession; provided, however, that Seller may share such Confidential Information on an as needed basis

483745.01-New York S4A                 25
with its officers, Affiliates, limited partners and legal and financial advisers if such officers, Affiliates, limited partners and advisers are instructed by the Seller to treat and hold as such all Confidential Information. If the Seller is required under law, regulation or legal process to disclose any Confidential Information, the Seller may disclose such Confidential Information as is so required to be disclosed. In the event that the Seller is requested or required to disclose any Confidential Information, the Seller will notify CEMEX promptly of the request or requirement. For purposes hereof, "Confidential Information" means any information received from CEMEX, CAH or any of their respective representatives or Affiliates concerning the businesses and affairs of CAH that is not already generally available to the public. In any event, the aforesaid confidential obligations do not apply to any Confidential Information that is in the public domain other than as a result of the Seller's breach of undertaking herein, or in relation to any Confidential Information that has been given to the Seller by a third party who is not known to the Seller to be in breach of any obligation of secrecy to CEMEX or to any Confidential Information already in Seller's free possession at the time of disclosure by CEMEX, CAH or any of their respective Affiliates.

          11. Ownership of Seller's Shares. For the avoidance of doubt, CEMEX and the Seller acknowledge and agree that pursuant to Section 4.1(a) of the Amended Shareholders Agreement, notwithstanding the delivery of the Seller's Shares to the Escrow Agent as contemplated by the Transaction Documents, the Seller shall be deemed to "own" the Seller's Shares held by the Escrow Agent for purposes of Section 4.1(a) of the Amended Shareholders Agreement; provided, that the Seller shall not be deemed to "own" any Seller's Shares transferred to CEMEX (or its nominee or designee) on a Subsequent Closing Date.

          12. Subsequent Modification. If at any time or from time to time after the date hereof and prior to the final Subsequent Closing Date, CEMEX or any of its Affiliates shall have entered into an agreement or understanding relating to the acquisition of or other payment in respect to (whether for cash or other consideration, and whether pursuant to any form of option, call, put, purchase, redemption, exchange, retirement or other right) shares of common stock of CAH from a stockholder other than the Seller, and the terms of such other agreement or understanding are more favorable to such stockholder than the terms hereof or the Escrow Agreement are to the Seller, then, within thirty (30) days of the date of such other agreement or understanding, CEMEX shall provide to Seller a written description of such other agreement or understanding and provide Seller a period of at least thirty (30) days in which to decide whether or not to modify the terms hereof or of the Escrow Agreement to reflect the terms of such other agreement or

483745.01-New York S4A                 26
understanding (including, without limitation, a change in the amounts used to calculate the Number of CPOs in Article I(2) hereof).

          13.  No Other Transfer of Seller's Shares.

               (a) CEMEX hereby consents to the transfer and release of all of the Seller's Shares held of record by the Trustee under the Investor Trust Agreement for purposes of the transactions contemplated in this Agreement; provided, however, that if the sale of all the Seller's Shares to CEMEX contemplated hereby is not consummated, then the Seller shall promptly redeposit 50% of such unsold Seller's Shares with the Trustee under the Investor Trust Agreement.

               (b) The Seller agrees that, except as expressly permitted by this Agreement or the Transaction Documents, it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Seller's Shares, or (ii) create or suffer to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Seller's Shares.

                                    ARTICLE V

                       CONDITIONS AND OBLIGATIONS TO CLOSE
                       -----------------------------------

          1. Conditions to Obligations of CEMEX. The obligation of CEMEX to consummate the transactions to be performed by it in connection with the Closing and in connection with each Subsequent Closing Date is subject to satisfaction (or the written waiver by CEMEX) of all of the following conditions that are required to be satisfied on or prior to such date:

               (a) Representations and Warranties True. The representations and warranties of the Seller set forth in Article II above and in all certificates and other documents delivered and to be delivered by the Seller pursuant to this Agreement and the Escrow Agreement or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date when made and at and as of the Closing or such Subsequent Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

               (b) Performance. The Seller shall have performed and complied in all material respects with all agreements, obligations and conditions

483745.01-New York S4A                 27
required by the Transaction Documents to be so performed or complied with by the Seller at or prior to Closing or such Subsequent Closing Date, as the case may be.

               (c) Transaction Documents. The Seller shall have duly executed and delivered to CEMEX each Transaction Document and any other document or instrument required to be executed and/or delivered by the Seller to CEMEX as contemplated hereby or thereby at or prior to the Closing or the Subsequent Closing Date, as the case may be. On the Closing Date, (i) the Amended Shareholders Agreement shall have been duly approved by all regular members of the Board of Directors of CAH, duly executed by all shareholders of CAH on their own behalf, and CAH shall have ratified the Amended Shareholders Agreement and agreed to be bound thereby, and (ii) the Amended and Restated Charter shall have been duly approved by all regular members of the Board of Directors of CAH and duly approved by all shareholders of CAH on their own behalf.

               (d) No Injunction. (i) On the Closing Date, there shall be no effective injunction, writ, preliminary injunction, temporary restraining order, hold-separate order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or in any other Transaction Document not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby.

                    (ii) On such Subsequent Closing Date, there shall be no effective injunction, writ, preliminary injunction, temporary restraining order, hold-separate order or any order of any nature issued by a court of competent jurisdiction directing that the sale of the Seller's Shares provided for herein not be consummated as so provided or imposing any conditions on the consummation thereof.

               (e) Release. On the Closing Date, the Buyer shall have received the Release, duly executed by the Seller.

               (f) Officer's Certificate. The Seller shall have delivered to CEMEX a certificate, dated as of the Closing Date or such Subsequent Closing Date, certifying to its fulfillment of the conditions specified in paragraphs
(a) through (e) of this Article V(1) required to be satisfied by the Seller on or before the respective date.

          2. Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing and in connection with each Subsequent Closing Date is subject to

483745.01-New York S4A                 28
satisfaction (or the written waiver by the Seller) of all of the following conditions that are required to be satisfied on or prior to such date:

               (a) Representations and Warranties True. The representations and warranties of CEMEX set forth in Article III above and in all certificates and other documents delivered and to be delivered by CEMEX pursuant to this Agreement and the Escrow Agreement or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date when made and at and as of the Closing or such Subsequent Closing Date (except for the representations and warranties set forth in Article III(9) which shall be given only as of the Closing) as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

               (b) Performance. CEMEX and its Affiliates shall have performed and complied in all material respects with all agreements, obligations and conditions required by the Transaction Documents to be so performed or complied with by CEMEX or an Affiliate at or prior to Closing or such Subsequent Closing Date, as the case may be.

               (c) Transaction Documents. CEMEX shall have duly executed and delivered to Seller each Transaction Document to which the Seller is a party and any other document or instrument required to be executed by CEMEX and delivered to the Seller as contemplated hereby or thereby. On the Closing Date, (i) the Amended Shareholders Agreement shall have been duly approved by all regular members of the Board of Directors of CAH, and duly executed by all shareholders of CAH on their own behalf, and CAH shall have ratified the Amended Shareholders Agreement and agreed to be bound thereby, and (ii) the Amended and Restated Charter shall have been duly approved by all regular members of the Board of Directors of CAH and duly approved by all shareholders of CAH on their own behalf. On the first Subsequent Closing Date, the Amended and Restated Charter shall have been duly filed by CAH with the Registrar.

               (d) No Injunction. (i) On the Closing Date, there shall be no effective injunction, writ, preliminary injunction, temporary restraining order, hold-separate order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or in any other Transaction Document not be consummated by the Seller as so provided or imposing any conditions on the consummation by the Seller of the transactions contemplated hereby.

483745.01-New York S4A                 29

                    (ii) On such Subsequent Closing Date, there shall be no effective injunction, writ, preliminary injunction, temporary restraining order, hold-separate order or any order of any nature issued by a court of competent jurisdiction directing that the sale of the Seller's Shares by the Seller provided for herein not be consummated as so provided or imposing any conditions on the consummation thereof by the Seller.

               (e) Release. On the Closing Date, the Seller shall have received the Release, duly executed by CAH.

               (f) Listing and Registration of CPOs. On each Subsequent Closing Date, the CPOs to be delivered to the Seller on such date shall be registered with the Securities Section and listed for trading on the Mexican Stock Exchange and not subject to restrictions on transfer imposed by Mexico.

               (g) Officer's Certificate. CEMEX shall have delivered to the Seller a certificate, dated as of the Closing Date or such Subsequent Closing Date, certifying to its fulfillment of the conditions specified in paragraphs
(a) through (f) of this Article V(2) required to be satisfied by CEMEX on or before the respective date.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          1. Reasonable Efforts. Each of the Parties agrees that, subject to its legal obligations and to the terms and conditions set forth herein, it will use reasonable efforts to fulfill all conditions specified herein and in the Transaction Documents, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby and thereby.

          2. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by the written agreement of each of the Parties.

          3. Waiver of Compliance. Any failure of a Party to comply with any obligation, covenant, agreement or condition or any inaccuracy, inadequacy, mistake or misstatement in any representation or warranty herein may be expressly

483745.01-New York S4A                 30
waived in writing by the appropriate officers of the other Party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, condition, representation or warranty shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          4. Expenses. All expenses incurred by a Party hereunder shall be borne solely by the Party incurring such expense, except to the extent provided in the Escrow Agreement.

          5. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) delivered to a responsible and internationally recognized express courier service or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

               (a)  If to CEMEX, to:

               CEMEX, S.A. de C.V.
               Ave. Constitucion 444 Pte.
               Monterrey, N.L.
               Mexico C.P. 64000
               Attention: Humberto Moreira
               Telephone: 52 (81) 8328-3480
               Facsimile: 52 (81) 8328-7162

               with copies to the Legal Department, at the same address or telefax number, or to such other person or address or telefax number as CEMEX shall furnish to the Seller in writing.

               (b)  If to the Seller, to:

               Pan Asian Cement Investors LP
               c/o AIG Asian Infrastructure Fund II LP
               c/o Emerging Markets Partnership
               2001 Pennsylvania Avenue, N.W.
               Washington, D.C. 2001
               Attention: Arnold H. Weiss
               Telephone: 202-331-9051
               Facsimile: 202-331-9250

483745.01-New York S4A                 31
               with copies to Walter Stahr, Roberta Brzezinski, Rauf Diwan and:

               MetLife Investments Asia
               33/F, Suite 3302-03, Gloucester Tower
               The Landmark
               11 Pedder Street
               Central, Hong Kong
               Attention: Wendy Zhu, Associate Director
               Telephone: 011 (852) 2973-4063
               Facsimile: 011 (852) 2526-2056

               Metropolitan Life Insurance Company
               334 Madison Avenue
               Convent Station, NJ 07961
               Attention: Philip Varughese, Director - Emerging Markets
               Telephone: 973-254-3347
               Facsimile: 973-254-3050

               Metropolitan Life Insurance Company
               334 Madison Avenue
               Convent Station, NJ 07961
               Attention: Todd Shenkin, Senior Counsel -
                           Securities Investments
               Telephone: 973-631-3945
               Facsimile: 212-251-1673

Delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Agreement may change the address to which communications hereunder are to be directed to it by giving written notice to the other parties hereto in the manner provided in this Article VI(5). All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

          6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights,

483745.01-New York S4A                 32
interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Party, except by operation of law.

          7. Publicity. Neither Party shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior written consent of the other Party; provided, however, that CEMEX may make such public announcements, press releases and other public disclosures concerning this Agreement and not referring to the Seller or any Affiliate of the Seller without the prior written consent thereof as it may consider necessary in light of the status of CAH as a subsidiary of CEMEX. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange. Notwithstanding anything contained in this Article VI(7), CEMEX shall provide to the other Party any written public disclosure concerning this Agreement at least one Business Day prior to dissemination.

          8. GOVERNING LAW. THIS AGREEMENT AND ALL RIGHTS AND REMEDIES AMONG THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW Section 5-1401 AND Section 5-1402.

          9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10. Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof or affect in any way the meaning or interpretation of this Agreement.

          11. Severability. Each of the representations and undertakings in this Agreement shall be construed separately and severably; if, in any judicial proceeding, a court shall refuse to enforce any of the provisions included in any paragraph or subparagraph of this Agreement, then the remaining provisions shall be deemed separate and shall continue in full force and effect.

          12. Entire Agreement. This Agreement, the other Transaction Documents and the other documents and certificates referred to herein or delivered

483745.01-New York S4A                 33
pursuant to the terms hereof, set forth the entire agreement and understanding of the Parties in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any Party, including, without limitation, the letter of intent, dated as of February 5, 2002, between CEMEX and the Seller.

          13. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Agreement.

          14. Arbitration. In the event of a dispute between the Parties regarding the application or interpretation of any provision of this Agreement or the performance thereof, or the availability of any remedies for breach hereunder (a "Dispute"), such Dispute shall be settled within thirty (30) days by mutual discussion, the Dispute shall be settled by an arbitral tribunal as set forth in Article VI of the Amended Shareholders Agreement; provided that for purposes of this Agreement, the law governing such arbitration shall be New York law.

          15.  Termination of Agreement.

               (a)  This Agreement may be terminated as provided below:

                    (i) Both Parties may terminate this Agreement by mutual written consent;

                    (ii) Either Party may terminate this Agreement by giving written notice to the other Party in the event that an arbitral tribunal determines that one of the Parties has materially breached this Agreement and that such breach is not subject to cure within a reasonable period of time;

                    (iii) Either Party may terminate this Agreement by giving written notice to each other Party if the Closing has not occurred by the close of business on (A) October 15, 2002, unless both Parties elect in writing to extend the date for Closing in accordance with this Article VI(15)(a)(iii), or (B) if said extension occurs, the date as to which Closing has been extended in accordance herewith (provided, however, that the right to terminate this Agreement under this Article VI(15)(a)(iii) shall not be available to any Party whose failure to fulfill any obligation of such Party under this Agreement has

483745.01-New York S4A                 34
     been the cause of or resulted in the failure of the transactions contemplated herein to be completed on or before such date);

                    (iv) Either Party may terminate this Agreement by giving written notice to each other Party if the first Subsequent Closing Date has not occurred by the close of business on (A) June 30, 2003, unless both Parties elect in writing to extend the date for such Subsequent Closing Date in accordance with this Article VI(15)(a)(iv), or (B) if said extension occurs, the date as to which such Subsequent Closing Date has been extended in accordance herewith (provided, however, that the right to terminate this Agreement under this Article VI(15)(a)(iv) shall not be available to any Party whose failure to fulfill any obligation of such Party under this Agreement has been the cause of or resulted in the failure of the transactions contemplated herein to be completed on or before such date); and

                    (v) Either Party may terminate this Agreement by giving written notice to the other Party if a court of competent jurisdiction or other governmental authority has issued a final order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated herein, and all appeals with respect to such order, decree, ruling or action have been exhausted or the time for appeal of such order, decree, ruling or action shall have expired.

               (b) In the event of the termination of this Agreement pursuant to Article VI(15)(a), written notice thereof shall promptly be given to the other Party, whereupon this Agreement shall terminate, all further obligations of the Parties hereunder and under the Escrow Agreement to satisfy the conditions precedent to the Closing or any Subsequent Closing Date that has not yet occurred shall terminate, and the transactions contemplated hereby and thereby shall be abandoned without further action by either of the Parties. Any termination pursuant to this Article VI(15) shall be without liability to the Parties, except to the extent that there shall have occurred any breach of this Agreement or the Escrow Agreement, as to each of which all legal and other remedies under this Agreement or the Escrow Agreement of the Party(ies) adversely affected shall survive and be enforceable for a period of two years from the date of termination.

                            [signatures on next page]

483745.01-New York S4A                 35

          IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed, all as of the day and year first above written.


                                        CEMEX, S.A. de C.V.


                                        By: /s/ Illegible
                                            ------------------------------------
                                            Name:
                                            Title:


                                        PAN ASIAN CEMENT INVESTORS LP,
                                        as Seller


                                        By: /s/ Walter B. Stahr
                                            ------------------------------------
                                            Name:  Walter B. Stahr
                                            Title: Attorney-in-Fact